Exhibit 99.1

News Release
nVent Announces Second Quarter 2022 Financial Results
Another quarter of strong demand and execution; raising full-year sales and adjusted EPS guidance
•Reported sales of $728 million, both reported and organic sales up 21%
•Reported EPS of $0.48, up 23%; Adjusted EPS of $0.57, up 14%
•Generated Cash Flows from Operations of $57 million; Free Cash Flow of $48 million
•Raising full-year sales and adjusted EPS guidance
◦Reported sales growth of 14% to 16%; Organic sales growth of 15% to 17%
◦Reported EPS of $1.80 to $1.86; Adjusted EPS of $2.17 to $2.23

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – July 29, 2022 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the second quarter of 2022 and provided guidance for the third quarter and full-year 2022.
“I am pleased with our second quarter results. We had record sales of $728 million, a 21% increase driven by broad-based growth across our segments and verticals. We have made significant progress on our ESG goals and recently published our 2021 ESG report. In addition, we are honored to share we are now Great Place to Work Certified® which speaks to our people and culture being a differentiator. I'm very proud of what our team has accomplished to serve our customers in this challenging environment,” said nVent Chief Executive Officer Beth Wozniak.

“We enter the second half of the year with momentum. As a result of our second quarter performance, solid backlog and orders, we are raising our full-year sales and adjusted EPS guidance. We continue to execute well on our strategy and are investing in new products, digital and capacity for the electrification of everything. The future is bright at nVent.”

Second quarter 2022 sales of $728 million were up 21% relative to second quarter 2021 and increased 21% organically, which excludes the impact from currency fluctuations and acquisitions. Second quarter 2022 earnings per diluted share (“EPS”) were $0.48, up 23%, while on an adjusted basis, the company had EPS of $0.57, up 14%. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.

Second quarter 2022 operating income was $105 million, up 19%, compared to $88 million in the prior year period. On an adjusted basis, segment income was $125 million, up 14%, compared to $110 million in the prior year period.

nVent had net cash provided by operating activities of $57 million in the second quarter, and free cash flow was $48 million.

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SECOND QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	June 30, 2022	June 30, 2021	% / point change
Net Sales	$728	$601	21%
Organic			21%
Operating Income	$105	$88	19%
Reported ROS	14.4%	14.7%
Segment Income	$125	$110	14%
Adjusted ROS	17.2%	18.3%	-110 bps

Enclosures
	Three months ended
	June 30, 2022	June 30, 2021	% / point change
Net Sales	$381	$300	27%
Organic			23%
ROS	16.2%	17.9%	-170 bps

Electrical & Fastening Solutions ("EFS")
	Three months ended
	June 30, 2022	June 30, 2021	% / point change
Net Sales	$201	$169	19%
Organic			22%
ROS	29.3%	28.9%	40 bps

Thermal Management
	Three months ended
	June 30, 2022	June 30, 2021	% / point change
Net Sales	$146	$132	11%
Organic			15%
ROS	19.4%	18.9%	50 bps

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GUIDANCE FOR FULL-YEAR AND THIRD QUARTER 2022
The company now estimates reported sales growth for full-year 2022 of 14% to 16% versus prior guidance of 11% to 13%. This new guidance range represents 15% to 17% organic sales growth versus prior guidance of 11% to 13%. The company now expects full-year 2022 EPS of $1.80 to $1.86 on a GAAP basis and adjusted EPS of $2.17 to $2.23, versus prior guidance of $1.78 to $1.86 on a GAAP basis and adjusted EPS of $2.14 to $2.22.

The company estimates reported sales for the third quarter of 2022 to be up 10% to 12%, which represents an increase of 13% to 15% on an organic basis. The company estimates third quarter 2022 EPS on a GAAP basis of $0.49 to $0.51 and adjusted EPS of $0.58 to $0.60.

DIVIDENDS
nVent previously announced on May 13, 2022 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable during the third quarter on August 5, 2022.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s second quarter performance on a conference call with analysts and investors at 8:30 a.m. ET today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 1-877-270-2148 or 1-412-902-6510 approximately ten minutes before the 8:30 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through August 12, 2022 by dialing 1-877-344-7529 or 1-412-317-0088, along with the access code 8541535.

About nVent

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.

nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the impact of the COVID-19 pandemic and potential impairment of goodwill and trade names; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with the conflict between Russia and Ukraine and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.
Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Six months ended
In millions, except per-share data	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net sales	$727.5	$601.3	$1,422.2	$1,150.2
Cost of goods sold	459.7	366.1	907.1	706.0
Gross profit	267.8	235.2	515.1	444.2
% of net sales	36.8%	39.1%	36.2%	38.6%
Selling, general and administrative	148.5	135.2	290.5	252.4
% of net sales	20.4%	22.5%	20.4%	21.9%
Research and development	14.6	11.7	29.8	23.1
% of net sales	2.0%	1.9%	2.1%	2.0%
Operating income	104.7	88.3	194.8	168.7
% of net sales	14.4%	14.7%	13.7%	14.7%
Net interest expense	7.5	8.1	14.7	16.2
Other expense	1.2	0.6	1.8	1.2
Income before income taxes	96.0	79.6	178.3	151.3
Provision for income taxes	16.1	13.4	30.6	19.7
Effective tax rate	16.8%	16.8%	17.2%	13.0%
Net income	$79.9	$66.2	$147.7	$131.6
Earnings per ordinary share
Basic	$0.48	$0.39	$0.89	$0.78
Diluted	$0.48	$0.39	$0.88	$0.78
Weighted average ordinary shares outstanding
Basic	166.4	167.9	166.3	167.8
Diluted	168.2	169.6	168.2	169.2
Cash dividends paid per ordinary share	$0.175	$0.175	$0.35	$0.35

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2022	December 31, 2021
In millions
Assets
Current assets
Cash and cash equivalents	$55.8	$49.5
Accounts and notes receivable, net	481.5	438.1
Inventories	375.4	321.9
Other current assets	155.6	102.0
Total current assets	1,068.3	911.5
Property, plant and equipment, net	279.2	291.1
Other assets
Goodwill	2,178.6	2,186.7
Intangibles, net	1,103.8	1,143.8
Other non-current assets	135.7	141.1
Total other assets	3,418.1	3,471.6
Total assets	$4,765.6	$4,674.2
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$5.0	$5.0
Accounts payable	279.9	261.0
Employee compensation and benefits	89.8	113.9
Other current liabilities	237.4	256.4
Total current liabilities	612.1	636.3
Other liabilities
Long-term debt	1,043.2	994.2
Pension and other post-retirement compensation and benefits	194.4	208.1
Deferred tax liabilities	210.5	210.3
Other non-current liabilities	119.4	129.2
Total liabilities	2,179.6	2,178.1
Equity	2,586.0	2,496.1
Total liabilities and equity	$4,765.6	$4,674.2

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended
In millions	June 30, 2022	June 30, 2021
Operating activities
Net income	$147.7	$131.6
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	21.6	20.0
Amortization	35.5	31.9
Deferred income taxes	(0.4)	(0.9)
Share-based compensation	11.9	6.2
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(53.0)	(69.2)
Inventories	(61.1)	(20.5)
Other current assets	(34.3)	(21.2)
Accounts payable	28.6	33.1
Employee compensation and benefits	(21.4)	23.5
Other current liabilities	(12.2)	6.7
Other non-current assets and liabilities	1.0	2.1
Net cash provided by (used for) operating activities	63.9	143.3
Investing activities
Capital expenditures	(20.8)	(17.9)
Proceeds from sale of property and equipment	2.0	0.1
Acquisitions, net of cash acquired	(8.6)	(232.6)
Net cash provided by (used for) investing activities	(27.4)	(250.4)
Financing activities
Net receipts of revolving long-term debt	51.2	165.4
Repayments of long-term debt	(2.7)	(10.0)
Dividends paid	(58.4)	(58.8)
Shares issued to employees, net of shares withheld	(1.3)	9.5
Repurchases of ordinary shares	(8.5)	(20.0)
Net cash provided by (used for) financing activities	(19.7)	86.1
Effect of exchange rate changes on cash and cash equivalents	(10.5)	0.3
Change in cash and cash equivalents	6.3	(20.7)
Cash and cash equivalents, beginning of period	49.5	122.5
Cash and cash equivalents, end of period	$55.8	$101.8

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2022			2021
In millions	First Quarter	Second Quarter	Six Months	First Quarter	Second Quarter	Six Months
Net sales
Enclosures	$359.4	$380.8	$740.2	$277.0	$300.4	$577.4
Electrical & Fastening Solutions	187.6	200.9	388.5	147.9	169.2	317.1
Thermal Management	147.7	145.8	293.5	124.0	131.7	255.7
Total	$694.7	$727.5	$1,422.2	$548.9	$601.3	$1,150.2
Segment income (loss)
Enclosures	$50.3	$61.5	$111.8	$48.8	$53.7	$102.5
Electrical & Fastening Solutions	47.1	58.8	105.9	39.2	48.9	88.1
Thermal Management	32.4	28.3	60.7	21.0	24.9	45.9
Other	(19.6)	(23.4)	(43.0)	(11.9)	(17.3)	(29.2)
Total	$110.2	$125.2	$235.4	$97.1	$110.2	$207.3
Return on sales
Enclosures	14.0%	16.2%	15.1%	17.6%	17.9%	17.8%
Electrical & Fastening Solutions	25.1%	29.3%	27.3%	26.5%	28.9%	27.8%
Thermal Management	21.9%	19.4%	20.7%	16.9%	18.9%	18.0%
Total	15.9%	17.2%	16.6%	17.7%	18.3%	18.0%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2022 excluding the effect of adjustments (Unaudited)

	Actual		Forecast (1)
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Full Year
Net sales	$694.7	$727.5
Operating income	90.1	104.7
% of net sales	13.0%	14.4%
Adjustments:
Restructuring and other	2.0	2.3
Acquisition transaction and integration costs	0.3	0.5
Intangible amortization	17.8	17.7
Segment income	$110.2	$125.2
Return on sales	15.9%	17.2%

Net income - as reported	$67.8	$79.9	$84	$308
Adjustments to operating income	20.1	20.5	18	76
Income tax adjustments	(3.4)	(4.3)	(3)	(13)
Net income - as adjusted	$84.5	$96.1	$99	$371
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.40	$0.48	$0.49 - $0.51	$1.80 - $1.86
Adjustments	0.10	0.09	0.09	0.37
Diluted earnings per ordinary share - as adjusted	$0.50	$0.57	$0.58 - $0.60	$2.17 - $2.23
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2021 excluding the effect of 2021 adjustments (Unaudited)
	Actual
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales	$548.9	$601.3	$642.8	$669.0	$2,462.0
Operating income	80.4	88.3	97.7	89.0	355.4
% of net sales	14.6%	14.7%	15.2%	13.3%	14.4%
Adjustments:
Restructuring and other	0.8	4.3	1.9	1.8	8.8
Acquisition transaction and integration costs	—	1.6	0.8	1.7	4.1
Intangible amortization	15.9	16.0	17.8	17.8	67.5
Segment income	$97.1	$110.2	$118.2	$110.3	$435.8
Return on sales	17.7%	18.3%	18.4%	16.5%	17.7%

Net income - as reported	$65.4	$66.2	$74.3	$67.0	$272.9
Adjustments to operating income	16.7	21.9	20.5	21.3	80.4
Pension and other post-retirement mark-to-market gain	—	—	—	(15.1)	(15.1)
Loss on early extinguishment of debt	—	—	—	15.2	15.2
Income tax adjustments	(8.7)	(3.8)	(4.0)	(3.8)	(20.4)
Net income - as adjusted	$73.4	$84.3	$90.8	$84.6	$333.0
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.39	$0.39	$0.44	$0.39	$1.61
Adjustments	0.04	0.11	0.09	0.11	0.35
Diluted earnings per ordinary share - as adjusted	$0.43	$0.50	$0.53	$0.50	$1.96

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended June 30, 2022 (Unaudited)

	Q2 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	21.0%	(3.8%)	3.8%	21.0%
Enclosures	22.9%	(3.8%)	7.7%	26.8%
Electrical & Fastening Solutions	21.9%	(3.2%)	—%	18.7%
Thermal Management	15.4%	(4.7%)	—%	10.7%

Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ending September 30, 2022 and year ending December 31, 2022 (Unaudited)

	Forecast (1)
	Q3 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	13 - 15%	(3%)	—%	10 - 12%	15 - 17%	(3%)	2%	14 - 16%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Six months ended
In millions	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net cash provided by (used for) operating activities	$57.4	$93.4	$63.9	$143.3
Capital expenditures	(9.7)	(8.0)	(20.8)	(17.9)
Proceeds from sale of property and equipment	0.1	—	2.0	0.1
Free cash flow	$47.8	$85.4	$45.1	$125.5